UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 20, 2013 (May 14, 2013)

Wyndham Worldwide Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	1-32876	20-0052541
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22 Sylvan Way Parsippany, NJ	07054
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (973) 753-6000

None

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Compensatory Arrangements of Certain Officers.

On May 16, 2013, Wyndham Worldwide Corporation (the “Company”) entered into Amendment No. 4 to Employment Agreement with Stephen P. Holmes, the Company’s Chairman and Chief Executive Officer. The amendment extends Mr. Holmes’ employment with the Company for a period of two years from the termination date under his current agreement of July 31, 2013 to July 31, 2015 and includes an administrative clarification. Except as indicated herein, all other terms of the employment agreement remain in effect.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) The Company held its 2013 Annual Meeting on May 14, 2013.

(b) At the 2013 Annual Meeting, three proposals were submitted to the Company’s shareholders. The proposals are described in more detail in the Company’s proxy statement filed with the Commission on March 29, 2013. The final voting results were as follows:

Proposal 1:

The Company’s shareholders elected the following Directors to serve for a term ending at the 2014 annual meeting or until their respective successors are elected and qualified.

	Votes For	Votes Withheld	Broker Non-Votes
The Right Honourable Brian Mulroney	102,293,437	12,625,913	7,183,190
Michael H. Wargotz	113,189,034	1,730,316	7,183,190

Proposal 2:

The Company’s shareholders approved, on an advisory basis, the compensation of our named executive officers in our proxy statement.

Votes For	Votes Against	Abstain	Broker Non-Votes
100,042,515	13,893,242	983,593	7,183,190

Proposal 3:

The Company’s shareholders ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013.

Votes For	Votes Against	Abstain
118,114,488	3,678,814	309,238

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNDHAM WORLDWIDE CORPORATION

Date: May 20, 2013	By:	/s/ Nicola Rossi
Nicola Rossi Chief Accounting Officer